UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Vado Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56616	30-0968244
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

212 S. Gale Drive

Beverly Hills, CA 90211

(Address of Principal Executive Office) (Zip Code)

(888) 545-0009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2024, Steve Dang, the Vice President of Finance and principal financial officer of Vado Corp. (the “Company”), resigned as the Vice President of Finance and principal financial officer.

On October 16, 2024, the Company’s Board of Directors appointed Amanda Edris, 35, as the principal financial officer and as an executive officer of the Company, as that term is defined in the Securities Exchange Act of 1934 in 17 C.F.R. § 240.3b-7.

Ms. Edris holds the title of Controller of the Company, a position she has held since August 2023. She previously served as Assistant Controller of the Company from September 2022 to August 2023. Prior to joining the Company, she was a Finance Manager at Ontic, an aircraft parts supplier, from March 2022 to September 2022 and served as a Senior Accountant at Ontic from April 2020 to March 2022. Ms. Edris also served as a Staff Accountant at Willis Lease Aerospace, an aircraft parts lessor and service provider, from March 2019 to April 2020.

There was no arrangement or understanding between Ms. Edris and any other persons pursuant to which she was appointed as the principal financial officer or as an executive officer and there are no related party transactions between the Company and Ms. Edris reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VADO CORP.

October 18, 2024	By:	/s/ Jason Wulfsohn
Jason Wulfsohn, Chief Executive Officer